Exhibit 99.1





      GS Financial Corp. Announces Second Quarter Results

METAIRIE, La. - GS Financial Corp., (NASDAQ: GSLA), the holding company of Guaranty Savings Bank (www.guarantysb.com), announced quarterly earnings of $243,000 for the quarter ended June 30, 2006, down $28,000, or 10.3% from the same period in 2005. Earnings per share for the second quarter of 2006 were $.20, down from $.23 for the second quarter of 2005. Earnings for the quarter ended June 30, 2006 include non-recurring securities losses of $76,000. "These are solid earnings results" noted President Stephen E. Wessel. "In the past six months we have greatly improved credit quality, increased our operating capabilities and put a management team in place that is enhancing our business development efforts."

For the first six months of 2006, net income totaled $519,000, up 202% from $172,000 over the same time period in 2005. Earnings per share over the first half of 2006 were $.43, up 207% from $.14 in the first half of 2005. First half results in 2005 include the one-time recognition of costs associated with the retirement of the Company's former President and Chief Executive Officer. These costs totaled $428,000, or $.36 per share ($282,000, or $.24 per share, after related tax benefits).

Net interest income for the quarter ended June 30, 2006 was $1.6 million, up 14% from $1.4 million in the second quarter of 2005, and up 5% from $1.5 million in the first quarter of 2006. The second quarter 2006 net interest margin was 3.80%, up 71 basis points from 3.09% for the second quarter of 2005, and up 31 basis points from 3.49% in the first quarter of 2006.

Net interest income for the first half of 2006 was $3.2 million, up 6% from $2.9 million in the first six months of 2005. The net interest margin for the first half of 2006 was 3.65%, up 59 basis points from 3.06% for the same time period in 2005.

Additional financial highlights include the following:

  * Total assets at June 30, 2006 were $172.7 million, down approximately 3% from December 31, 2005.

  * Total loans at June 30, 2006 were $90.0 million, up approximately 19% from December 31, 2005.

  * Deposits at June 30, 2006 were $123.0 million, up approximately 3% from December 31, 2005.

  *  Outstanding advances from the Federal Home Loan Bank at June
     30, 2006 were $23.6 million, down approximately 26% from December
     31, 2005.

  *  Stockholders' equity at June 30, 2006 was $25.5 million, up
     $93,000 from December 31, 2005. Stockholders' equity as a percentage of total assets at June 30, 2006 was 14.74%, up from 14.30% at December 31, 2005.

  *  Non-interest expense for the second quarter of 2006 totaled
     $1.2 million, up approximately 9% from a year earlier. Non-interest expense for the first half of 2006 totaled $2.3 million, down approximately 12% from the first six months of 2005.
     Included in the first half of 2005 are the


     previously mentioned expenses associated with the retirement of the Company's former President and Chief Executive Officer.

  * Non-performing assets were $558,000 at June 30, 2006, compared to $3.6 million at December 31, 2005. The ratio of non-performing assets to total assets at June 30, 2006 was .32% compared to 2.02% at December 31, 2005.

  * The ratio of total loans to deposits at June 30, 2006 was 73.19%, compared to 63.54% at December 31, 2005.

FORWARD-LOOKING INFORMATION

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. In addition to risks and uncertainties described by the Company in prior filings with the SEC, other risks and uncertainties potentially impacting the Company are those related to the Company in its primary market area impacted by Hurricane Katrina, including the continuing effect of the storm and its aftermath on the Company's operating expenses and on the Company's borrowers and other customers. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


                                 GS Financial Corp.
            Condensed Consolidated Statements of Financial Condition

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                                                    6/30/2006  12/31/2005
($ in thousands)                                   (Unaudited)  (Audited)
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ASSETS
 Cash & Amounts Due from Depository Institutions    $    2,130  $   3,040
 Interest-Bearing Deposits in Other Banks               12,208      4,515
 Federal Funds Sold                                      1,885     15,000
 Total Cash and Cash Equivalents                        10,336      7,024
 Securities Available-for-Sale, at Fair Value           64,555     77,344
 Loans, Net                                             84,278     69,657
 Accrued Interest Receivable                             1,726      1,627
 Premises & Equipment, Net                               2,297      2,257
 Stock in Federal Home Loan Bank, at Cost                1,345      1,833
 Foreclosed Assets                                           -          -
 Real Estate Held-for-Investment, Net                      471        478
 Other Assets                                            1,846      1,863
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  Total Assets                                       $ 172,741  $ 177,614
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LIABILITIES
 Deposits
  Interest-Bearing Deposits                          $ 120,803  $ 116,798
  Noninterest-Bearing Deposits                           2,155      2,195
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  Total Deposits                                       122,958    118,993
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 FHLB Advances                                          23,615     32,106
 Other Liabilities                                         702      1,108
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  Total Liabilities                                    147,275    152,207
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STOCKHOLDERS' EQUITY
 Preferred Stock - $.01 Par Value                    $      -   $      -
 Common Stock - $.01 Par Value                              34         34
 Additional Paid-in Capital                             34,631     34,565
 Unearned ESOP Stock                                      (120)      (239)
 Unearned RRP Trust Stock                                 (698)      (698)
 Treasury Stock                                        (32,264)   (32,193)
 Retained Earnings                                      24,534     24,136
 Accumulated Other Comprehensive Loss                     (651)      (198)
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  Total Stockholders' Equity                            25,466     25,407
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  Total Liabilities & Stockholders' Equity           $ 172,741  $ 177,614

Selected Asset Quality Data
 Total Non Performing Assets                         $     558  $   3,582
 Non Performing Assets to Total Assets                    0.32%      2.02%
 Allowance for Loan Losses to Non Performing Assets   1,023.84%    159.49%
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                                    GS Financial Corp.
                      Condensed Consolidated Statements of Income
                                       (Unaudited)

                                          For the Three Months Ended June     For the Six Months Ended June
                                                         30,                              30,
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($ in thousands, except per share data)         2006               2005         2006                 2005
-----------------------------------------------------------------------------------------------------------
Interest and Dividend Income                $   2,782           $  2,647      $  5,494             $  5,310
Interest Expense                                1,170              1,220         2,344                2,443
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Net Interest Income                             1,612              1,427         3,150                2,867
Provision for Loan Losses                          -                  -             -                    -
-----------------------------------------------------------------------------------------------------------
Net Interest Income after Provision
 for Loan Losses                                1,612              1,427         3,150                2,867
-----------------------------------------------------------------------------------------------------------
Non-interest Expense                            1,187              1,071         2,319                2,588
-----------------------------------------------------------------------------------------------------------
Net Income Before Non-Interest Income
 and Income Taxes                                 425                356           831                  279
-----------------------------------------------------------------------------------------------------------
Non-interest (Loss) Income                        (53)                24           (45)                  32
-----------------------------------------------------------------------------------------------------------
Income Before Tax Expense                         372                380           786                  311
-----------------------------------------------------------------------------------------------------------
Income Tax Expense                                129                109           267                  139
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Net Income                                  $     243           $    271      $    519             $    172
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Earnings Per Share - Basic                  $    0.20           $   0.23      $   0.43             $   0.14
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Earnings Per Share -Diluted                 $    0.20           $   0.23      $   0.43             $   0.14
-----------------------------------------------------------------------------------------------------------

Selected Operating Data
 Weighted Average Shares Outstanding        1,214,190          1,181,065     1,215,707            1,181,834
 Return on Average Assets (1)                    0.56%              0.57%         0.59%                0.18%
 Non-Interest Expense/Average Assets (1)         2.72%              2.26%         2.65%                2.69%
 Net Interest Margin (1)                         3.80%              3.09%         3.65%                3.06%
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

  (1) Annualized




CONTACT:

  GS Financial Corp.
  Stephen E. Wessel or Lettie Moll
  504-457-6220